UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1680 Capital One Drive McLean, Virginia 22102	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B	New York Stock Exchange

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                     333-181047

                                                                                                                                                          (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Capital One Financial Corporation (the “Company”), each depositary share representing a 1/40th interest in a share of the Company’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share (the “Preferred Stock”). The descriptions set forth under the sections “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated August 13, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Base Prospectus”) included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-181047), as filed with the Commission on April 30, 2012, and the descriptions set forth under the sections “Description of Preferred Stock” and “Description of Depositary Shares” of the Base Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

1	Restated Certificate of Incorporation of the Company (as amended and restated May 16, 2011) (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K, filed on May 17, 2011)

2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on May 17, 2011)

3	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on August 20, 2012)

4	Deposit Agreement, between the Company, Computershare Trust Company, N.A., as Depositary, Computershare Inc. and the Holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on August 20, 2012)

5	Form of Depositary Receipt (included in Exhibit 4 hereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 20, 2012

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
Name: John G. Finneran, Jr. Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Restated Certificate of Incorporation of the Company (as amended and restated May 16, 2011) (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K, filed on May 17, 2011)

2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on May 17, 2011)

3	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on August 20, 2012)

4	Deposit Agreement, between the Company, Computershare Trust Company, N.A., as Depositary, Computershare Inc. and the Holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on August 20, 2012)

5	Form of Depositary Receipt (included in Exhibit 4 hereto)